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Exhibit 23


         Consent of Independent Certified Public Accountants

The Trustees
Western Investment Real Estate Trust:

We consent to incorporation by reference in the registration statement (No. 33-71270) on Form S-3/A, the registration statement (No. 33-27016) on Form S-8 and the registration statement (No. 33-60777) on Form S-8 of Western Investment Real Estate Trust of our report dated February 3, 1999, except for
Note 17, which is as of March 1, 1999, relating to the consolidated balance sheets of Western Investment Real Estate Trust as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which report appears in the December 31, 1998, annual report on Form 10-K of Western Investment Real Estate Trust.

                                                                    KPMG LLP

San Francisco, California
February 3, 1999


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